Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                         For the Month of April 1999
                       Distribution Date of May 17, 1999
                           Servicer Certificate #31

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $127,122,482.70
Beginning Pool Factor                                           0.2612961

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,995,047.43
     Interest Collected                                     $1,061,768.32

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $139,965.27
Total Additional Deposits                                     $139,965.27

Repos / Chargeoffs                                            $217,277.61
Aggregate Number of Notes Charged Off                                  85

Total Available Funds                                       $8,129,237.56

Ending Pool Balance                                       $119,977,701.12
Ending Pool Factor                                              0.2466102

Servicing Fee                                                 $105,935.40

Repayment of Servicer Advances                                 $67,543.46

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,966,410.06
     Target Percentage                                               2.50%
     Target Balance                                         $2,999,442.53
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($236,262.80)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.713%
Current Weighted Average Remaining Term (months):                   23.17

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $1,301,689.89     1,016
                                31 - 60 days            $343,642.77       304
                                60+  days               $142,710.79        83

     Total:                                           $1,788,043.45     1,032

     Balances:                  60+  days             $1,288,033.93        83

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $35,998.37
+    Excess Serv.                                       $200,264.43
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,966,410.06

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of April 1999

                                                                      NOTES
                                                                                                      CLASS B          CLASS C
                                    TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                               $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                              5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance         $127,122,482.70
Ending Pool Balance            $119,977,701.12

Collected Principal              $6,927,503.97
Collected Interest               $1,061,768.32
Charge - Offs                      $217,277.61
Liquidation Proceeds/Recoveries    $139,965.27
Servicing                          $105,935.40
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service               $8,023,302.16

Beginning Balance              $127,122,482.70            $0.00            $0.00  $111,952,637.16   $8,177,019.05   $6,992,826.50

Interest Due                       $678,256.15            $0.00            $0.00      $590,550.16      $44,292.19      $43,413.80
Interest Paid                      $678,256.15            $0.00            $0.00      $590,550.16      $44,292.19      $43,413.80
Principal Due                    $7,144,781.58            $0.00            $0.00    $6,680,370.78     $250,067.36     $214,343.45
Principal Paid                   $7,144,781.58            $0.00            $0.00    $6,680,370.78     $250,067.36     $214,343.45

Ending Balance                 $119,977,701.13            $0.00            $0.00  $105,272,266.38   $7,926,951.69   $6,778,483.05
Note / Certificate Pool Factor                           0.0000           0.0000           0.4451          0.4655          0.4649
   (Ending Balance / Original Pool Amount)
Total Distributions              $7,823,037.73            $0.00            $0.00    $7,270,920.94     $294,359.55     $257,757.25

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                   $200,264.43
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $9,966,410.06
(Release) / Draw                  ($236,262.80)
Ending Reserve Acct Balance      $9,730,147.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of April 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                 5                4                3                2               1
                                Nov-98            Dec-9            Jan-99           Feb-99           Mar-99          Apr-99
Beginning Pool Balance      $170,823,403.34  $162,309,561.84  $151,886,233.62  $143,821,999.66  $135,566,847.40  $127,122,482.70

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $215,780.40      $315,828.47      $107,497.16      $133,022.68       $63,701.45      $217,277.61
    Recoveries                  $297,069.82       $93,295.92      $209,822.28      $127,798.03      $273,438.63      $139,965.27

Loss Trigger - Reserve Account Balance                                Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)            $556,348.31            Total Charged off (Months 1 - 6)           $1,053,107.77
   Total Recoveries (Months 3, 2, 1)             $541,201.93            Total Recoveries (Months 1 - 6)            $1,141,389.95
   Net Loss / (Recoveries) for 3 Mos              $15,146.38(a)         Net Loss/(Recoveries) for 6 Mos.             ($88,282.18)(c)

Total Balance (Months 5, 4, 3)               $458,017,795.12(b)         Total Balance (Months 1 - 6)             $891,530,528.56(d)

Loss Ratio Annualized  [(a/b) * (12)]                0.0397%            Loss Ratio Annualized [(c/d) (12)]             -0.11883%

Trigger:  Is Ratio > 1.5%                                 No            Trigger:  Is Ratio > 6.0%                             No

                                                                                    Feb-99           Mar-99          Apr-99
B)   Delinquency Trigger:                                                        $2,057,934.00    $1,407,993.00    $1,288,033.93
     Balance delinquency 60+ days                                                     1.43089%         1.03860%         1.01322%
     As % of Beginning Pool Balance                                                   1.41855%         1.37589%         1.16090%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer